Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the Third Quarter Ended

April 30, 2014 and Declares Quarterly Cash Dividend

Improved margins despite challenging market conditions and delays in airport tenders; new technologies in early stage of commercialization support long-term growth

PEABODY, Mass. (June 5, 2014) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its third quarter ended April 30, 2014.

Highlights during the third quarter (comparisons are against Q3 of fiscal 2013) included:

•	Revenue of $124.0 million, down 1%

•	Gross margin of 43%, up 4 points

•	GAAP operating margin of 8%, up 3 pts.; Non-GAAP operating margin of 12%, up 2 pts.

•	GAAP diluted EPS of $0.62; Non-GAAP diluted EPS of $0.94

•	Positive operating cash flow of $17.9 million

Revenue for the third quarter of fiscal 2014 was $124.0 million, a decrease of 1% compared with revenue of $125.8 million in the third quarter of fiscal 2013. GAAP net income for the third quarter of fiscal 2014 was $7.8 million, or $0.62 per diluted share, compared with net income of $5.2 million, or $0.41 per diluted share, in the third quarter of fiscal 2013.

Non-GAAP net income for the third quarter was $11.8 million, or $0.94 per diluted share, compared with $9.6 million, or $0.76 per diluted share, in the prior year’s third quarter. A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release.

For the first nine months of fiscal 2014, revenue totaled $375.6 million, down 2% from the same period in the prior year. Year-to-date GAAP net income was $23.3 million, or $1.84 per diluted share, compared with $19.4 million, or $1.54 per diluted share, from the same period last year. Year-to-date non-GAAP net income was $27.5 million, or $2.17 per diluted share, compared with $29.5 million, or $2.34 per diluted share, in the same period last year.

Analogic Corporation	8 Centennial Drive, Peabody, MA 01960	978-326-4000	www.analogic.com

Jim Green, president and CEO, commented, “In spite of the continued challenges in market conditions that negatively impacted our top line in the third quarter, we improved our operating margins and delivered positive cash flows. As a result of continued healthcare market challenges and delays in airport tenders, the exit from our legacy patient monitoring business and a reduction in funded engineering, we anticipate that fiscal 2014 net revenue will decline mid-single digits from fiscal 2013. We remain focused on profitability and expect to deliver double-digit non-GAAP operating margins this fiscal year.”

Green continued, “We remain optimistic about the future, as our newly released CT platform helps stabilize our medical imaging business, multi-unit international airport tenders drive strong security business sales, and we further expand our fast-growing direct Ultrasound business with the commercialization of the first-ever Sonic Window™ handheld Ultrasound. In addition, we have taken aggressive moves to control costs to offset lower external engineering funding. Finally, we will no longer have the difficult year-over-year comparison related to the exit from the patient monitoring and non-strategic legacy OEM probes. While we face near-term market challenges, we continue to execute on our strategy and remain optimistic about our long-term growth prospects.”

Segment Revenues

Revenue from our Medical Imaging segment was $71.6 million for the third quarter of fiscal 2014, consistent with the same period of fiscal 2013, as growth in MRI sales was offset by lower customer funded engineering and the exit from our legacy patient monitoring product line. Year-to-date, Medical Imaging revenue was $211.5 million, down 7% from the prior year.

Our Ultrasound segment revenue was $37.3 million for the third quarter of fiscal 2014, up 10% from revenue of $34.0 million in the same period of fiscal 2013. Solid global direct channel sales in our primary markets of urology and surgery, and our expansion into the point-of-care ultrasound market drove the growth in the quarter, offsetting a decline in legacy Ultrasound OEM probe sales. Year-to-date, Ultrasound revenue was $112.1 million, up 6% from the prior year.

Security Technology segment revenue was $15.1 million for the third quarter of fiscal 2014, down 25% from revenue of $20.1 million in the same period of fiscal 2013. Security revenues during the quarter were lower on fewer shipments of high-speed threat detection systems primarily due to international airport tender delays. Year-to-date, Security Technology revenue was $52.0 million, up 5% from the prior year.

Quarterly Cash Dividend

On June 3, 2014, Analogic’s Board of Directors declared a $0.10 cash dividend for each common share for its third fiscal quarter ended April 30, 2014. The cash dividend will be payable on June 26, 2014, to shareholders of record on June 16, 2014.

Analogic Corporation	8 Centennial Drive, Peabody, MA 01960	978-326-4000	www.analogic.com

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, acquisition related risks, and other factors discussed in our most recent quarterly and annual reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Thursday, June 5, at 5:00 p.m. (ET) to discuss the third quarter results. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s website at http://investor.analogic.com/.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) July 5, 2014. To access the digital replay, dial 1-877-919-4059 or 1-334-323-0140 for international callers. The passcode is 88492660.

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) July 5, 2014.

Analogic Corporation	8 Centennial Drive, Peabody, MA 01960	978-326-4000	www.analogic.com

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com.

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging systems and technology that enable computed tomography (CT), ultrasound, digital mammography, and magnetic resonance imaging (MRI), as well as automated threat detection for aviation security. Our CT, MRI, digital mammography, and ultrasound transducer products are sold to original equipment manufacturers (OEMs), providing state-of-the-art capability and enabling them to enter new markets and expand their existing market presence. Our market-leading BK Medical and Ultrasonix branded ultrasound systems, used in procedure-driven markets such as urology, surgery, and point-of-care, are sold to clinical end users through our direct sales force. For over 40 years we’ve enabled customers to thrive, improving the health and enhancing the safety of people around the world. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic is a registered trademark of Analogic Corporation.

The globe logo is a trademark of Analogic Corporation.

Analogic Corporation	8 Centennial Drive, Peabody, MA 01960	978-326-4000	www.analogic.com

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	April 30, 2014	April 30, 2013	April 30, 2014	April 30, 2013
Net revenue:
Product	$122,067	$121,188	$369,992	$366,498
Engineering	1,965	4,577	5,559	17,688

Total net revenue	124,032	125,765	375,551	384,186

Cost of sales:
Product	68,717	72,341	213,110	218,355
Engineering	1,961	4,284	5,067	16,206

Total cost of sales	70,678	76,625	218,177	234,561

Gross profit	53,354	49,140	157,374	149,625

Operating expenses:
Research and product development	16,915	16,127	55,795	46,324
Selling and marketing	14,338	13,540	43,603	37,062
General and administrative	12,764	12,265	40,624	37,793
Restructuring	(80)	496	216	496

Total operating expenses	43,937	42,428	140,238	121,675

Income from operations	9,417	6,712	17,136	27,950
Other income (expense), net	882	190	104	(1,118)

Income before income taxes	10,299	6,902	17,240	26,832
Provision for (benefit from) income taxes	2,509	1,678	(6,089)	7,418

Net income	$7,790	$5,224	$23,329	$19,414

Net income per share
Basic	$0.63	$0.42	$1.88	$1.58
Diluted	$0.62	$0.41	$1.84	$1.54

Dividends declared and paid per share	$0.10	$0.10	$0.30	$0.30

Weighted-average shares outstanding:
Basic	12,403	12,305	12,421	12,300
Diluted	12,647	12,620	12,679	12,584

Analogic Corporation	8 Centennial Drive, Peabody, MA 01960	978-326-4000	www.analogic.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	April 30, 2014	July 31, 2013
Assets:
Cash and cash equivalents	$119,448	$113,033
Accounts receivable, net	94,841	113,150
Inventory	120,423	116,280
Other current assets	24,899	17,950

Total current assets	359,611	360,413
Property, plant, and equipment, net	113,622	110,983
Intangible assets and goodwill, net	116,405	105,598
Other non-current assets	12,804	10,790

Total Assets	$602,442	$587,784

Liabilities and Stockholders’ Equity:
Accounts payable	$40,290	$32,138
Accrued liabilities	32,692	42,191
Other current liabilities	12,472	16,565

Total current liabilities	85,454	90,894
Long-term liabilities	9,744	10,494
Stockholders’ equity	507,244	486,396

Total Liabilities and Stockholders’ Equity	$602,442	$587,784

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

We provide non-GAAP income from operations, operating margin, other income, net income, and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, and general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period. In addition, fluctuations in market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards impact the expense period to period. A portion of our equity compensation is performance-based, which drives volatility in expense as estimated performance-based metrics are updated for actual and forecasted results. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Analogic Corporation	8 Centennial Drive, Peabody, MA 01960	978-326-4000	www.analogic.com

BK Medical Distributor Matter Inquiry-Related Costs

As initially disclosed in our annual report on Form 10-K for the fiscal year ended July 31, 2011, we have identified transactions involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, with respect to which we have raised questions concerning compliance with law and our business policies. We have concluded that the identified transactions have been properly accounted for in our reported consolidated financial statements in all material respects. During the three and nine months ended April 30, 2014 we incurred $0.4 million and $1.3 million of pre-tax inquiry-related costs, respectively. We incurred $0.3 million and $0.7 million of pre-tax inquiry-related costs during the three and nine months ended April 30, 2013, respectively.

Acquisition Related Expenses

We incur amortization of intangibles and other expenses related to acquisitions. The intangible assets are valued at the time of acquisition and are amortized over their estimated economic life. We believe the exclusion of these acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses. On March 2, 2013, we acquired Ultrasonix Medical Corporation and on September 20, 2013 we acquired the remaining 90% equity interest in PocketSonics, Inc. We initially purchased a 10% equity interest in PocketSonics in April 2010. During the three and nine months ended April 30, 2014, we incurred pre-tax acquisition-related expenses associated with the Ultrasonix and PocketSonics acquisitions of $1.5 million and $5.0 million, respectively. The remainder relates to prior acquisitions.

Restructuring Charges

Through the third quarter of fiscal year 2014, we continued the process of consolidating manufacturing and certain support activities currently conducted at our Ultrasonix facility in Vancouver, Canada with operations at our existing facilities, which we refer to as the Vancouver manufacturing consolidation, which began in fiscal 2013. In addition, we have undertaken other restructuring activities to further streamline our business and realize synergies, including the consolidation of our ultrasound transducer operation in Englewood, Colorado, into our other existing operations, and other efforts to further optimize our global operational footprint. Total pre-tax restructuring charges for the three and nine months ended April 30, 2014 amounted to ($0.1 million) and $0.2 million, respectively.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. In addition, from time-to-time, we recognize certain non-recurring tax adjustments.

During the nine months ended April 30, 2014, we excluded from our non-GAAP results $8.8 million in discrete net tax benefits primarily associated with a reduction in taxes expected to be payable in the future associated with our Canadian operations. These benefits were excluded from our non-GAAP results as the significant benefit recorded in the second quarter of fiscal year 2014 was non-recurring and management believes not helpful in evaluating short-term and longer-term trends in our operations.

Analogic Corporation	8 Centennial Drive, Peabody, MA 01960	978-326-4000	www.analogic.com

Summary

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Analogic Corporation	8 Centennial Drive, Peabody, MA 01960	978-326-4000	www.analogic.com

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	April 30, 2014	April 30, 2013	April 30, 2014	April 30, 2013

GAAP Income From Operations	$9,417	$6,712	$17,136	$27,950
Share-based compensation expense	2,888	2,004	8,727	7,958
BK distributor matter inquiry related costs	417	335	1,328	740
Restructuring	(80)	496	216	496
Acquisition-related expenses	2,148	2,646	6,674	4,816

Non-GAAP Income From Operations	$14,790	$12,193	$34,081	$41,960

Percentage of Total Net Revenue	11.9%	9.7%	9.1%	10.9%

GAAP Other Income (Expense), net	$882	$190	$104	($1,118)
Acquisition related loss	—	—	484	—

Non-GAAP Other Income (Expense), net	$882	$190	$588	($1,118)

Percentage of Total Net Revenue	0.7%	0.2%	0.2%	-0.3%

GAAP Net Income	$7,790	$5,224	$23,329	$19,414
Share-based compensation expense	2,064	1,432	6,026	5,469
BK distributor matter inquiry related costs	263	215	844	476
Restructuring	(57)	372	140	372
Acquisition related revenues, expenses and loss	1,772	2,382	5,888	3,781
Tax benefit	—	—	(8,764)	—

Non-GAAP Net Income	$11,832	$9,625	$27,463	$29,512

Percentage of Total Net Revenue	9.5%	7.7%	7.3%	7.7%

GAAP Diluted Net Income Per Share	$0.62	$0.41	$1.84	$1.54
Effect of non-GAAP adjustments	$0.32	0.35	$0.33	$0.80

Non-GAAP Diluted Net Income Per Share	$0.94	$0.76	$2.17	$2.34

Analogic Corporation	8 Centennial Drive, Peabody, MA 01960	978-326-4000	www.analogic.com